Exhibit (m)(4)(b)

APPENDIX A

(to the Class A Shares

Service and Distribution Plan Under Rule 12b-1)

January 13, 2010

Accessor Frontier Markets Funds

Forward Global Infrastructure Fund

Forward HITR Fund

Forward International Equity Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Large Cap Equity Fund

Forward Legato Fund

Forward Real Estate Fund

Forward Select Income Fund

Forward Strategic Realty Fund

Forward Small Cap Equity Fund

Forward Tactical Growth Fund